BRIDGES INVESTMENT FUND, INC.

STANDARD RETIREMENT PLAN No. 001

(As Amended and Restated as of January 1, 2000)

ADDENDUM TO

PROFIT SHARING

APPLICATION FORM

(Complete in duplicate and sign all copies)

______________________________________________

(Name of Employer)

______________________________________________

(Name of Employer Plan)

The Bridges Investment Fund, Inc. Standard Retirement Plan (the "Plan") has been amended to incorporate the changes to the plan qualification requirements under Section 401(a) of the Internal Revenue Code (the "Code") that were made by the Economic Growth and Tax Relief and Reconciliation Act of 2001. The Amendment, entitled "EGTRRA Amendment to the Bridges Investment Fund, Inc. Standard Retirement Plan" (the "EGTRRA Amendment") became effective January 1, 2002. To ensure the Plan, as adopted by an Employer, continues to satisfy the plan qualification requirements of Section 401(a) of the Code, the adopting Employer should complete this Addendum, and the completion of this Addendum shall constitute an Amendment to the Application Form.

1.  Minimum Benefits for Employees Also Covered Under Another Plan.

The Employer should described below the extent, if any, to which the Top-Heavy minimum benefit requirement of Section 416(c) of the Code and Section 3.5(d) of the Plan shall be met in another plan.

Name of the Other Plan

Minimum Benefit to be Provided Under Other Plan

Employees Who Will Receive Minimum Benefit Under Other Plan

    Use additional sheet of paper to list other additional employees.

    ---------------------------------------------------------------------------------------------------------------------------------------------------

                                                            2

2.  Application of Article II-Vesting of Employer Matching Contributions.

    This paragraph 2 should be completed if the Employer's plan includes Employer Matching Contributions, and if the current vesting schedule for Employer Matching Contributions does not satisfy one of the options provided below.

    (Check the following option to apply Article II of the EGTRRA Amendment, Vesting of Employer Matching Contributions, to all Participants with Accrued Benefits derived from Matching Contributions, rather than just those who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001.)

    Article II of the EGTRRA Amendment, Vesting of Employer Matching Contributions, shall apply to all Participants with Accrued Benefits derived from Matching Contributions.

    Vesting Schedule for Matching Contributions (select one of the following):

    Option 1. A Participant's Accrued Benefit derived from Matching Contributions shall be fully and immediately vested.

    Option 2. A Participant's Accrued Benefit derived from Matching Contributions shall be nonforfeitable upon the Participant's completion of three years of vesting service.

    Option 3. A Participant's Accrued Benefit derived from Matching Contributions shall vest according to the following schedule:

Years of Vesting Service	Nonforfeitable Percentage

2	20%
3	40%
4	60%
5	80%
6	100%

3.  Rollovers from other Plans.

  This paragraph 3 should be completed if the Employer's plan accepts rollover contributions.

  Direct Rollovers:

  The Plan will accept a direct rollover of an eligible rollover distribution from (select one or more of the following):

  ------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                  3

  A qualified plan described in Sections 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

  A qualified plan described in Sections 401(a) or 403(a) of the Code, including after-tax employee contributions.

  An annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

  An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

  Participant Rollover Contributions from Other Plans:

  The Plan will accept a Participant contribution of an eligible rollover distribution from (select one or more of the following):

  A qualified plan described in Sections 401(a) or 403(a) of the Code.

  An annuity contract described in Section 403(b) of the Code.

  An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

  Participant Rollover Contributions from IRAs:

  The Plan (select one):

  will

  will not

  accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

  Effective Date of Direct Rollover and Participant Rollover Contribution Provisions:

  Article VIII of the EGTRRA Amendment, Rollovers from Other Plans, shall be effective _______________________(Enter date no earlier than January 1, 2002.)

  ------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                              4

4.  Treatment of Rollovers in Application of Involuntary Cash-Out Provisions.

  The Employer: (select one)

  elects

  does not elect

  to exclude rollover contributions in determining the value of the Participant's nonforfeitable Account balance for purposes of the Plan's involuntary cash-out rules.

  If the Employer has elected to exclude rollover contributions, the election shall apply with respect to distributions made after:

  (Enter a date no earlier than December 31, 2001)

  with respect to Participants who separated from service after:

  (Enter date. The date may be earlier than December 31, 2001.)

5.  Catch-Up Salary Reduction Contributions Under Section 401(k) Plan.

  This paragraph 5 is to be completed by an Employer that has established a salary reduction arrangement under Section 401(k) of the Code for its profit sharing plan. Catch-Up Salary Reduction Contributions: (select one)

  shall apply to contributions after _______________. (Enter December 31, 2001 or a later date).

  shall not apply.

6.  Catch-Up Salary Reduction Contributions Under SIMPLE 401(k) Plan.

  This paragraph 6 is to be completed by an Employer that has established a SIMPLE 401(k) arrangement. Catch-Up Salary Reduction Contributions: (select one)

  shall apply to contributions after _______________. (Enter December 31, 2001 or a later date).

  shall not apply.

7.  Suspension Period Following Hardship Distribution.

  This paragraph 7 is to be completed by an Employer that has established a salary reduction arrangement under Section 401(k) of the Code for its profit sharing plan (other than a plan described in Sections 401(k)(12) or 401(m)(11) of the Code). (select one)

  ------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                              5

  A Participant who receives a distribution of Salary Reduction Contributions in calendar year 2001 on account of hardship shall be prohibited from making Salary Reduction Contributions and Voluntary Contributions under this and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of Salary Reduction Contributions that were in effect prior to this Amendment.

  A Participant who receives a distribution of Salary Reduction Contributions in calendar year 2001 on account of hardship shall be prohibited from making Salary Reduction Contributions and Voluntary Contributions under this and all other plans of the Employer for six months after receipt of the distribution or until January 1, 2002, if later.

8.  Distribution upon Severance from Employment.

This paragraph 8 should be completed by an Employer that has established a salary reduction arrangement under Section 401(k) of the Code for its profit sharing plan (other than a plan described in Section 401(k)(12) or 401(m)(11) of the Code). (select one)

Article IV of the EGTRRA Amendment, Distribution Upon Severance from Employment shall apply for distribution after: (Enter date no earlier than December 31, 2001.)

Select one:

regardless of when the severance from employment occurred.

for severances from employment occurring after ________________. (Enter date.)

shall not apply.

IN WITNESS WHEREOF, the adopting Employer has executed this Addendum to Profit Sharing Plan Application Form, Bridges Investment Fund, Inc. Standard Retirement Plan No. 001, this ______ day of ____________, 20___, effective as of January 1, 2002..

Employer

By:

Its: